EXHIBIT 10.2
INVESTMENT MANAGEMENT TRUST AGREEMENT
     This Agreement (this “Agreement”) is made as of                     , 2006 by and between General Finance Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”).
     WHEREAS, the Company has entered into an Underwriting Agreement (“Underwriting Agreement”) with Morgan Joseph & Co. Inc. (“Morgan Joseph”) and Wedbush Morgan Securities acting as the representatives (collectively, with Morgan Joseph, the “Representatives”) of the underwriters (collectively, the “Underwriters”), pursuant to which, among other matters, the Underwriters have agreed to purchase from the Company, and effect a public offering (the “IPO”) of, 10,000,000 Units (“Units”), each Unit consisting of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and two Warrants, each Warrant to purchase one share of Common Stock, all as more fully described in the Company’s final Prospectus comprising part of the Company’s Registration Statement on Form S-1 (File No. 333                     ) under the Securities Act of 1933, as amended (“Registration Statement”);
     WHEREAS, the Registration Statement has been declared effective as of the date hereof by the Securities and Exchange Commission (“Effective Date”);
     WHEREAS, as described in the Registration Statement, funds (the “Property”) constituting a portion of the proceeds of the IPO will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Common Stock (the “Public Stockholders,” and collectively with the Company, the “Beneficiaries”) issued in the IPO as part of the Units (such shares, excluding shares of Common Stock issued upon exercise of Warrants issued in the IPO, the “IPO Shares”); and
     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.
     IT IS AGREED:
     1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:
          (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement (“Trust Account”) established by the Trustee at a branch of JP Morgan Chase NY Bank selected by the Trustee;
          (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;
          (c) In a timely manner, upon the instruction of the Company, invest and reinvest the Property in any Government Security. As used herein, “Government Security” means any Treasury Bill issued by the United States, having a maturity of one hundred and eighty days or less;

          (d) Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property”;
          (e) Notify the Company and the Representatives of all communications received by it with respect to any Property requiring action by the Company;
          (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;
          (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and Morgan Joseph;
          (h) Render to the Company and to the Representatives, and to such other persons as the Company may from time to time instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;
          (i) Upon written instructions from the Company, deliver to the Company, on a quarterly basis, from the Property in the Trust Account, an amount equal to the taxes payable by the Company, if any, relating to interest earned on the Property;
          (j) Upon receipt of a letter (a “Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or Chairman of the Board and affirmed by a majority of its Board of Directors, comply with the instructions set forth in the letter regarding the liquidation of the Trust Account, including distribution of the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein; and
          (k) If the Trustee shall not have received a Termination Letter on or prior to the Distribution Date, promptly following the Distribution Date the Trustee shall liquidate the Trust Account in accordance with the procedures set forth in the Termination Letter attached as Exhibit B to the Public Stockholders of record as of a record date fixed by the Trustee, which record date shall be within ten days of the liquidation date, or as soon thereafter as is practicable. For purposes of this Agreement, the “Distribution Date” shall mean                                          , 2007 [18 months from the Effective Date] or, if on or prior to such date the Trustee has received a certification from the Company substantially in the form of Exhibit C, the date that is two years from the Effective Date.
     2. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:
          (a) Give all instructions to the Trustee hereunder in writing, signed by an Authorized Individual. The “Authorized Individuals” shall be those individuals from time to time designated in writing to the Trustee by the Company as “Authorized Officers,” provided that each such individual must be an executive officer or Chairman of the Board of the Company. The initial Authorized Individuals are identified in Exhibit D to this Agreement. In addition, except with respect to its duties under Section 1(j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;
          (b) Hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, however, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel;
          (c) Pay the Trustee an initial acceptance fee of $1,000 and an annual fee of $3,000 (it being expressly understood that the Property shall not be used to pay such fee). The Company shall pay the Trustee the initial acceptance fee and first year’s fee on the Effective Date and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as may be provided in Section 2(b) of this Agreement (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such paragraph);
          (d) In connection with any vote of the Company’s stockholders regarding a Business Combination (as defined in the Certificate of Incorporation of the Company), provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the number of votes of the Company’s stockholders for and against such Business Combination.
     3. Limitations of Liability. The Trustee shall have no responsibility or liability to:
          (a) Take any action with respect to the Property, other than as directed in Section 1 of this Agreement and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;
          (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

          (c) Change the investment of any Property, other than in compliance with Section 1(c) of this Agreement;
          (d) Refund any depreciation in principal of any Property;
          (e) Assume that the authority of any Authorized Officer designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;
          (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;
          (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any Business Combination consummated by the Company or any other action taken by the Company is as contemplated by the Registration Statement; or
          (h) Subject to the requirements of Section 1(i) of this Agreement, pay any taxes on behalf of the Trust Account to any governmental entity or taxing authority.
     4. Termination. This Agreement shall terminate as follows:
          (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that if the Company does not locate a successor trustee within 90 days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or
          (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) or Section 1(k) of this Agreement, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b) of this Agreement.
     5. Miscellaneous.
          (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth in the Section 5 with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit D. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.
          (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.
          (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of Morgan Joseph. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.
          (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.
          (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by Express Mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:	Continental Stock Transfer
& Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson, Chairman
Fax No.: (212) 509-5150

if to the Company, to:	General Finance Corporation
260 South Los Robles, Suite 217
Pasadena, CA 91101
Attn: Ronald Valenta
Fax No.:

in either case with a copy to:	Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020
Attn: Michael Powell
Fax No.: (212) 218-3719

Wedbush Morgan Securities
1000 Wilshire Boulevard, Suite
Los Angeles, CA 90017
Attn:
Fax No.:

and	Troy & Gould PC
1801 Century Park East, Suite 1600
Los Angeles, CA 90067-2367
Attn: Alan B. Spatz, Esq.
Fax No.: (310) 789-1431

McDermott Will & Emery LLP
50 Rockefeller Plaza
New York, NY 10020
Attn: Joel L. Rubinstein, Esq.
Fax No.: (212) 547-5444
          (f) This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Representatives.
          (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.
     IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Trustee

By:

	Name:	Steven G. Nelson
	Title:	Chairman

GENERAL FINANCE CORPORATION

By:

	Name:	Ronald Valenta
	Title:	Chief Executive Officer

EXHIBIT A
[Letterhead of Company]
[Insert date]
Continental Stock Transfer
  & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
Re: Trust Account No. [ ] Termination Letter
Gentlemen:
     Reference is made to that certain Investment Management Trust Agreement between General Finance Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”) dated as of                     , 2006 (the “Trust Agreement”). Capitalized terms used in this letter shall have the meanings ascribed to them in the Trust Agreement unless otherwise defined in this letter.
     Pursuant to Section 1(j) of the Trust Agreement, the Company hereby advises you that it has entered into a definitive agreement to consummate a Business Combination with                     . The Company anticipates that the Business Combination will be consummated on or about [insert date]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”).
     In accordance with paragraph B of Article Sixth of the Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the Public Stockholders holding a majority of the IPO Shares, and Public Stockholders holding less than 20% of the IPO Shares have voted against the Business Combination and given notice of exercise of their conversion rights described in paragraph C of Article Sixth of the Certificate of Incorporation of the Company. Pursuant to Section 2(d) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of                     , which verifies the number of votes of the Company’s stockholders for and against the Business Combination.
     On the Consummation Date (a) counsel for the Company shall deliver to you written notification that (i) the Business Combination has been consummated and (ii) the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met or are not applicable to the Trust Account, and (b) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. If certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and

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distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.
     If the proposed Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then you shall reinvest the funds held in the Trust Account as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.
     The undersigned directors constitute a majority of the Board of Directors of the Company as of the date of this letter.

Very truly yours,

GENERAL FINANCIAL CORPORATION

By:

Name:
Title:

AFFIRMED:

Name:
	Title:	Director

Name:
	Title:	Director

Name:
	Title:	Director

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EXHIBIT B
[Letterhead of Company]
[Insert date]
Continental Stock Transfer
   & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
     Re:Trust Account No. [                ] Termination Letter
Gentlemen:
     Reference is made to that certain Investment Management Trust Agreement between General Finance Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”) dated as of                     , 2006 (the “Trust Agreement”). Capitalized terms used in this letter shall have the meanings ascribed to them in the Trust Agreement unless otherwise defined in this letter.
     Pursuant to Section 1(j) of the Trust Agreement, the Company hereby advises you that the Board of Directors of the Company has voted to dissolve and liquidate the Company. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.
     In accordance with the terms of the Trust Agreement, we hereby (a) certify to you that the provisions of Section 11-51-302(6) and Rule 51-3.4 of the Colorado Statute have been met or are inapplicable and (b) authorize you to liquidate the Trust Account to the Public Stockholders. In connection with this liquidation, you are hereby authorized to establish a record date for the purposes of determining the Public Stockholders of record entitled to receive their pro rata share of the Trust Account. The record date shall be within ten days of the liquidation date, or as soon thereafter as is practicable.
     You shall notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement. You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and you shall oversee the distribution of the funds. Upon the payment of all the funds in the Trust Account, the Trust Agreement shall be terminated.
     The undersigned directors constitute a majority of the Board of Directors of the Company as of the date of this letter.

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Very truly yours,

GENERAL FINANCIAL CORPORATION

By:

Name:
Title:

By:

Name:
Title:

AFFIRMED:

Name:
	Title:	Director

Name:
	Title:	Director

Name:
	Title:	Director

Name:
	Title:	Director

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EXHIBIT C
[Letterhead of Company]
[Insert date]
Continental Stock Transfer
   & Trust Company
17 Battery Place
New York, New York 10004
Attn: Steven G. Nelson
     Re:Trust Account No. [ ] –Extension of Distribution Date
Gentlemen:
     Reference is made to that certain Investment Management Trust Agreement between General Finance Corporation (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”) dated as of                     , 2006 (the “Trust Agreement”). Capitalized terms used in this letter shall have the meanings ascribed to them in the Trust Agreement unless otherwise defined in this letter.
     The Company hereby advises you that it has entered into a letter of intent, an agreement in principle or a definitive agreement to complete a Business Combination, a copy of which is enclosed. As a result, the Distribution Date has been extended to                     , 2008, the second anniversary of the Effective Date.

Very truly yours,

GENERAL FINANCIAL CORPORATION

By:
Name:
Title:

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EXHIBIT D

AUTHORIZED INDIVIDUAL(S)	AUTHORIZED
FOR TELEPHONE CALL BACK	TELEPHONE NUMBER(S)
Company:

Ronald Valenta	(626) 795-0040

John O. Johnson

Trustee:

Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Steven G. Nelson	(212) 845-3200

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